Exhibit 24.5

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of James G. Carlson, James W. Truess and Nicholas J. Pace, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, to sign in any and all capacities the Registration Statement on Form S-3 (the “Registration Statement”) of AMERIGROUP Corporation and any and all amendments (including post-effective amendments) and exhibits to the Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

IN WITNESS HEREOF, the undersigned has signed this power of attorney on this 10th day of November, 2011.

/s/ William J. McBride
William J. McBride